FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER RESULTS

EPS up 13.5% to $1.43

MELVILLE, N.Y.  - February 11, 2014 - Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended December 28, 2013.
Net sales for the fourth quarter of 2013 were $2.5 billion, an increase of 4.9% compared with the fourth quarter of 2012.  This consisted of 4.4% growth in local currencies and 0.5% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 3.7% and acquisition growth was 0.7% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the fourth quarter of 2013 was $124.3 million or $1.43 per diluted share, an increase of 10.5% and 13.5%, respectively, compared with the fourth quarter of 2012.
“We are pleased to complete a very successful 2013 with strong fourth quarter results,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “Sales growth during the fourth quarter was solid and on plan.  Importantly, we believe we gained market share in each of our four global business units and exceeded the top of our original EPS guidance range for the year.”
Global Dental sales of $1.4 billion increased 3.9%, consisting of 3.1% growth in local currencies and 0.8% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 2.6% and acquisition growth was 0.5%.  The 2.6% internal growth in local currencies included 2.1% growth in North America and 3.5% growth in International.
“Gains in North America Dental sales included solid growth in consumable merchandise, while equipment sales and service revenue declined slightly following growth of nearly 22% in the prior-year quarter, making for a challenging comparison,” commented Mr. Bergman.  “International Dental returned to growth during the quarter as consumable merchandise posted positive gains and equipment sales and service revenue growth accelerated from the previous quarter.”

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Global Animal Health sales of $651.7 million increased 6.6%; there was no material impact on sales growth from foreign currency exchange.  Internally generated sales increased 4.8% and acquisition growth was 1.8%.  The 4.8% internal growth in local currencies included 7.0% growth in North America and 2.9% growth in International.
“Once again our Global Animal Health business performed well during the quarter.  North America internal sales growth in the high single digits is consistent with our stated goals, and International Animal Health internal sales growth in local currencies accelerated slightly versus the prior quarter,” commented Mr. Bergman.
Global Medical sales of $421.9 million increased 4.8%, including 4.6% growth in local currencies and 0.2% growth related to foreign currency exchange.  “Reported Global Medical growth benefitted from higher sales of seasonal influenza vaccines versus the prior year.  Excluding this impact, our Global Medical sales growth accelerated slightly compared to the third quarter. We believe patient traffic to U.S. physician offices was largely consistent with the prior quarter,” remarked Mr. Bergman.  “We are confident that our focus on large group practices will allow us to continue to gain market share.”
Global Technology and Value-Added Services sales of $88.4 million increased 8.6%, including 8.9% growth in local currencies and a 0.3% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 8.6% and acquisition growth was 0.3%.
“Technology and Value-Added Services growth was driven by electronic services recurring revenue, software sales and value-added services,” commented Mr. Bergman.  “Sales in International markets were particularly strong.”

Stock Repurchase Plan
The Company announced that it repurchased approximately 664,000 shares of its common stock during the fourth quarter at an average price of $111.04 per share, or approximately $73.8 million.  The impact of the repurchase of shares on fourth quarter diluted EPS was immaterial.  For the full year 2013 the Company repurchased $300.3 million in stock, representing 3.1 million shares at an average price of $97.71 per share, which is in line with our stated goals.  At the close of the fourth quarter, Henry Schein had approximately $300 million authorized for future repurchases of its common stock.

Full-Year Results
For 2013, net sales of $9.6 billion increased 6.9% compared with 2012.  This consisted of 6.8% growth in local currencies and 0.1% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 3.6% and acquisition growth was 3.2%.

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Net income attributable to Henry Schein, Inc. for 2013 was $431.6 million or $4.93 per diluted share.  Excluding certain one-time items, adjusted net income attributable to Henry Schein, Inc. for 2013 was $433.4 million or $4.95 per diluted share, an increase of 8.7% and 11.5%, respectively, compared with adjusted net income for 2012 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2014 EPS Guidance
Henry Schein today affirmed 2014 financial guidance, as follows:

•	For 2014 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.29 to $5.39, which represents growth of 7% to 9% compared with 2013 results excluding certain one-time items.
•	The Company expects that growth in diluted EPS for 2014 will accelerate over the course of the year, due to a number of timing factors including the impact of recent acquisitions.
•
Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs more than 16,000 Team Schein Members and serves more than 800,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded

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products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company's sales reached a record $9.6 billion in 2013, and have grown at a compound annual rate of nearly 17% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third-party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

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Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)

Net sales	$2,526,370	$2,408,438	$9,560,647	$8,939,967
Cost of sales	1,826,850	1,744,943	6,904,633	6,432,454
Gross profit	699,520	663,495	2,656,014	2,507,513
Operating expenses:
Selling, general and administrative	512,637	482,153	1,978,960	1,873,360
Restructuring costs	-	-	-	15,192
Operating income	186,883	181,342	677,054	618,961
Other income (expense):
Interest income	3,109	3,172	12,853	13,394
Interest expense	(4,870)	(8,243)	(27,538)	(30,902)
Other, net	1,466	392	2,325	2,735
Income before taxes and equity in earnings (losses)
of affiliates	186,588	176,663	664,694	604,188
Income taxes	(55,604)	(54,108)	(190,891)	(187,858)
Equity in earnings (losses) of affiliates	3,985	(840)	10,194	7,058
Loss on sale of equity investment	-	-	(12,535)	-
Net income	134,969	121,715	471,462	423,388
Less: Net income attributable to noncontrolling interests	(10,701)	(9,248)	(39,908)	(35,312)
Net income attributable to Henry Schein, Inc.	$124,268	$112,467	$431,554	$388,076

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.46	$1.29	$5.02	$4.44
Diluted	$1.43	$1.26	$4.93	$4.32

Weighted-average common shares outstanding:
Basic	85,072	87,002	85,926	87,499
Diluted	86,816	89,284	87,622	89,823

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 28,	December 29,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$188,616	$122,080
Accounts receivable, net of reserves of $78,298 and $75,240	1,055,216	1,015,194
Inventories, net	1,250,403	1,203,507
Deferred income taxes	63,865	64,049
Prepaid expenses and other	276,565	299,547
Total current assets	2,834,665	2,704,377
Property and equipment, net	275,888	273,458
Goodwill	1,635,005	1,601,046
Other intangibles, net	417,133	462,182
Investments and other	461,945	292,934
Total assets	$5,624,636	$5,333,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$824,495	$787,658
Bank credit lines	29,508	27,166
Current maturities of long-term debt	5,441	17,992
Accrued expenses:
Payroll and related	216,629	207,381
Taxes	145,161	132,774
Other	329,429	299,738
Total current liabilities	1,550,663	1,472,709
Long-term debt	450,233	488,121
Deferred income taxes	198,674	196,814
Other liabilities	139,526	125,314
Total liabilities	2,339,096	2,282,958

Redeemable noncontrolling interests	497,539	435,175
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
85,622,452 outstanding on December 28, 2013 and
87,850,671 outstanding on December 29, 2012	856	879
Additional paid-in capital	318,225	375,946
Retained earnings	2,398,267	2,183,905
Accumulated other comprehensive income	67,849	52,855
Total Henry Schein, Inc. stockholders' equity	2,785,197	2,613,585
Noncontrolling interests	2,804	2,279
Total stockholders' equity	2,788,001	2,615,864
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,624,636	$5,333,997

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$134,969	$121,715	$471,462	$423,388
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	31,954	33,333	128,035	125,322
Accelerated amortization of deferred financing costs	-	-	6,203	-
Loss on sale of equity investment	-	-	12,535	-
Stock-based compensation expense	10,832	5,446	35,527	37,313
Provision for losses on trade and other
accounts receivable	1,712	1,069	5,189	4,407
Provision for (benefit from) deferred income taxes	1,285	18,550	(11,514)	10,072
Equity in (earnings) losses of affiliates	(3,985)	840	(10,194)	(7,058)
Distributions from equity affiliates	7,243	5,202	16,529	14,499
Other	6,634	3,705	20,790	14,193
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	48,341	32,036	(45,110)	(73,925)
Inventories	(124,964)	(108,558)	(48,087)	(193,585)
Other current assets	4,624	(35,602)	15,747	(62,390)
Accounts payable and accrued expenses	155,983	121,925	67,063	115,863
Net cash provided by operating activities	274,628	199,661	664,175	408,099

Cash flows from investing activities:
Purchases of fixed assets	(21,482)	(18,303)	(60,215)	(51,237)
Payments related to equity investments and business
acquisitions, net of cash acquired	(147,849)	(13,977)	(182,363)	(220,238)
Payments related to sale of equity investment	-	-	(13,364)	-
Proceeds from sales of available-for-sale securities	-	3,200	-	9,225
Other	(3,516)	(3,224)	(10,663)	(7,354)
Net cash used in investing activities	(172,847)	(32,304)	(266,605)	(269,604)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	13,725	(130,246)	2,175	(32,185)
Proceeds from issuance of long-term debt	-	50,000	678,781	155,132
Debt issuance costs	(45)	(78)	(1,372)	(1,482)
Principal borrowings (payments) for long-term debt	63,886	(2,505)	(729,977)	(40,722)
Proceeds from issuance of stock upon exercise
of stock options	12,917	28,712	35,553	72,485
Payments for repurchases of common stock	(73,773)	(84,194)	(300,251)	(299,883)
Excess tax benefits related to stock-based
compensation	1,645	7,176	8,141	17,819
Distributions to noncontrolling shareholders	(1,175)	(9,703)	(19,224)	(21,284)
Acquisitions of noncontrolling interests in
subsidiaries	(3,914)	(468)	(9,800)	(20,481)
Net cash provided by (used in) financing activities	13,266	(141,306)	(335,974)	(170,601)

Effect of exchange rate changes on cash and
cash equivalents	3,654	6,693	4,940	6,902
Net change in cash and cash equivalents	118,701	32,744	66,536	(25,204)
Cash and cash equivalents, beginning of period	69,915	89,336	122,080	147,284
Cash and cash equivalents, end of period	$188,616	$122,080	$188,616	$122,080

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A1 - QTD Sales

Henry Schein, Inc.
2013 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)

Q4 2013 over Q4 2012

Global	Q4 2013	Q4 2012	Total Sales Growth

Dental	$1,364,395	$1,313,467	3.9%

Animal Health	651,733	611,179	6.6%

Medical	421,885	402,435	4.8%

Total Health Care Distribution	2,438,013	2,327,081	4.8%

Technology and value-added services	88,357	81,357	8.6%

Total Global	$2,526,370	$2,408,438	4.9%

North America	Q4 2013	Q4 2012	Total Sales Growth

Dental	$819,884	$807,597	1.5%

Animal Health	301,258	281,592	7.0%

Medical	400,776	380,850	5.2%

Total Health Care Distribution	1,521,918	1,470,039	3.5%

Technology and value-added services	76,217	71,323	6.9%

Total North America	$1,598,135	$1,541,362	3.7%

International	Q4 2013	Q4 2012	Total Sales Growth

Dental	$544,511	$505,870	7.6%

Animal Health	350,475	329,587	6.3%

Medical	21,109	21,585	-2.2%

Total Health Care Distribution	916,095	857,042	6.9%

Technology and value-added services	12,140	10,034	21.0%

Total International	$928,235	$867,076	7.1%

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Exhibit A1 - YTD Sales

Henry Schein, Inc.
Full Year 2013
Sales Summary
(in thousands)
(unaudited)

Full Year 2013 over Full Year 2012

Global	Full Year 2013	Full Year 2012	Total Sales Growth

Dental	$4,997,972	$4,774,482	4.7%

Animal Health	2,599,461	2,321,151	12.0%

Medical	1,643,167	1,560,921	5.3%

Total Health Care Distribution	9,240,600	8,656,554	6.7%

Technology and value-added services	320,047	283,413	12.9%

Total Global	$9,560,647	$8,939,967	6.9%

North America	Full Year 2013	Full Year 2012	Total Sales Growth

Dental	$3,047,504	$2,960,129	3.0%

Animal Health	1,239,013	1,122,273	10.4%

Medical	1,562,031	1,479,775	5.6%

Total Health Care Distribution	5,848,548	5,562,177	5.1%

Technology and value-added services	274,689	245,385	11.9%

Total North America	$6,123,237	$5,807,562	5.4%

International	Full Year 2013	Full Year 2012	Total Sales Growth

Dental	$1,950,468	$1,814,353	7.5%

Animal Health	1,360,448	1,198,878	13.5%

Medical	81,136	81,146	0.0%

Total Health Care Distribution	3,392,052	3,094,377	9.6%

Technology and value-added services	45,358	38,028	19.3%

Total International	$3,437,410	$3,132,405	9.7%

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Exhibit A2 - QTD Sales Growth

Henry Schein, Inc.
2013 Fourth Quarter
Sales Growth Rate Summary
(unaudited)

Q4 2013 over Q4 2012

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	3.7%	2.6%	4.8%	4.6%	8.6%

Acquisitions	0.7%	0.5%	1.8%	0.0%	0.3%

Local Currency Sales Growth	4.4%	3.1%	6.6%	4.6%	8.9%

Foreign Currency Exchange	0.5%	0.8%	0.0%	0.2%	-0.3%

Total Sales Growth	4.9%	3.9%	6.6%	4.8%	8.6%

Total sales growth excluding
influenza vaccine sales	4.6%			2.8%

Local currency internal sales growth
excluding influenza vaccine sales	3.4%			2.6%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	4.0%	2.1%	7.0%	5.2%	6.7%

Acquisitions	0.0%	0.0%	0.0%	0.0%	0.4%

Local Currency Sales Growth	4.0%	2.1%	7.0%	5.2%	7.1%

Foreign Currency Exchange	-0.3%	-0.6%	0.0%	0.0%	-0.2%

Total Sales Growth	3.7%	1.5%	7.0%	5.2%	6.9%

Total sales growth excluding
influenza vaccine sales	3.2%			3.1%

Local currency internal sales growth
excluding influenza vaccine sales	3.5%			3.1%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	3.2%	3.5%	2.9%	-6.5%	21.5%

Acquisitions	2.1%	1.3%	3.3%	0.0%	0.0%

Local Currency Sales Growth	5.3%	4.8%	6.2%	-6.5%	21.5%

Foreign Currency Exchange	1.8%	2.8%	0.1%	4.3%	-0.5%

Total Sales Growth	7.1%	7.6%	6.3%	-2.2%	21.0%

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Exhibit A2 - FY Sales Growth

Henry Schein, Inc.
2013 Full Year
Sales Growth Rate Summary
(unaudited)

FY 2013 over FY 2012

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	3.6%	2.1%	5.5%	4.6%	9.5%

Acquisitions	3.2%	2.2%	6.8%	0.5%	3.8%

Local Currency Sales Growth	6.8%	4.3%	12.3%	5.1%	13.3%

Foreign Currency Exchange	0.1%	0.4%	-0.3%	0.2%	-0.4%

Total Sales Growth	6.9%	4.7%	12.0%	5.3%	12.9%

Total sales growth excluding
influenza vaccine sales	6.9%			5.1%

Local currency internal sales growth
excluding influenza vaccine sales	3.6%			4.4%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	5.1%	2.9%	10.4%	5.0%	8.2%

Acquisitions	0.5%	0.4%	0.0%	0.6%	3.9%

Local Currency Sales Growth	5.6%	3.3%	10.4%	5.6%	12.1%

Foreign Currency Exchange	-0.2%	-0.3%	0.0%	0.0%	-0.2%

Total Sales Growth	5.4%	3.0%	10.4%	5.6%	11.9%

Total sales growth excluding
influenza vaccine sales	5.4%			5.4%

Local currency internal sales growth
excluding influenza vaccine sales	5.1%			4.8%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	1.0%	0.9%	0.8%	-2.6%	17.8%

Acquisitions	8.0%	5.0%	13.2%	0.0%	3.2%

Local Currency Sales Growth	9.0%	5.9%	14.0%	-2.6%	21.0%

Foreign Currency Exchange	0.7%	1.6%	-0.5%	2.6%	-1.7%

Total Sales Growth	9.7%	7.5%	13.5%	0.0%	19.3%

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Exhibit B

Henry Schein, Inc.
2013 Fourth Quarter and Full Year 2013
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2013	2012	Growth	2013	2012	Growth
Net Income attributable to Henry Schein, Inc.	$124,268	$112,467	10.5%	$431,554	$388,076	11.2%
Diluted EPS attributable to Henry Schein, Inc.	$1.43	$1.26	13.5%	$4.93	$4.32	14.1%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit (1)	$-	$-		$(13,398)	$-
Loss on sale of equity investment (2)	-	-		12,535	-
Accelerated amortization of deferred financing costs (3)	-	-		2,679	-
Restructuring costs (4)	-	-		-	10,537
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$-	$-		$1,816	$10,537
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$-	$-		$0.02	$0.12

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$124,268	$112,467	10.5%	$433,370	$398,613	8.7%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.43	$1.26	13.5%	$4.95	$4.44	11.5%

    This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)	Represents tax benefit related to expected utilization of tax loss carryforwards outside the U.S.

(2)	Represents loss on divestiture of a noncontrolling interest in a dental wholesale distributor in the Middle East. There was no tax benefit related to this loss.

(3)	Represents non-cash, one-time expenses related to the debt refinancing of Henry Schein Animal Health.

(4)	Represents restructuring costs recorded in the first and second quarters of 2012.

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